RESTRICTED STOCK UNIT AWARD AGREEMENT


         THIS AGREEMENT ("Agreement"), dated as of [ ], 2008, is between IntegraMed America, Inc., a Delaware corporation (the "Company"), and [name], an individual resident of the State of [State] ("Employee"). This Agreement sets forth the terms and conditions of this restricted stock unit award granted under the Company's 2007 Long-Term Compensation Plan (the "Plan"). Capitalized terms that are not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

                                    RECITALS

         A. The Company wishes to grant to Employee, effective as of the date of this Agreement, an award of Restricted Stock Units. Each Restricted Stock Unit represents the right to receive a share of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth in this Agreement and the Plan.

         B. Employee desires to accept such grant.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

         "Award" has the meaning ascribed to such term in Section 2 hereof.

         "Board" means the Board of Directors of the Company.

         "Change in Control" of the Company means one or more changes in the aggregate composition of the Company's Board as a result of which individuals, who, as of the date hereof, constitute the Company's Board (the "Incumbent Board"), subsequently cease for any reason to constitute at least a majority of the Company's Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof, whose election, or nomination for election by the Company's stockholders, shall have been approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual is a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934, as amended).


         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" has the meaning specified in Recital A hereof.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Plan" means the IntegraMed America 2007 Long-Term Compensation Plan, as amended from time to time.

         "Restricted Stock Units" means the right to receive Vested Shares upon their vesting in accordance with Section 3 below.

         "Shares" means, collectively, the shares of Common Stock subject to the Award, whether or not such shares are Vested Shares.

         "Vested Shares" means the Shares with respect to which the Restricted Stock Units have vested at any particular time.

2. Award. The Company, effective as of the date of this Agreement, hereby grants to Employee [ ] Restricted Stock Units (the "Award") representing the right to receive [ ] Vested Shares, subject to the terms and conditions set forth herein and in the Plan.

3. Vesting.

(a) Subject to the terms and conditions of this Agreement, the Restricted Stock Units awarded hereunder to Employee shall vest and become the right to receive Vested Shares [state performance or time based criteria].

(b) Notwithstanding the vesting provisions contained in Section 3(a) above, but subject to the other terms and conditions set forth herein, if Employee has been continuously employed by the Company until the date of a Change In Control of the Company, all of the Restricted Stock Units shall immediately vest on the date of such Change In Control.

(c) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of Employee, if Employee has been continuously employed by the Company until the date of such disability or death, Employee or his estate shall become immediately vested, as of the date of such disability or death, in all of the Restricted Stock Units subject to the Award.

(d) Except as provided in Section 3(c), if Employee ceases to be an employee for any reason prior to the vesting of the Restricted Stock Units pursuant to Sections 3(a) or 3(b) hereof, Employee's rights to all of the Restricted Stock Units (and the Shares subject to the Award) not vested on the date that Employee ceases to be an employee shall be immediately and irrevocably forfeited and the Employee will retain no rights with respect to the forfeited units.

4. Additional Restriction on Transfer of Restricted Stock Units.

         The Restricted Stock Units cannot be sold, assigned, transferred, gifted, pledged, hypothecated, or in any manner encumbered or disposed of at any time prior to delivery of the Shares underlying the Restricted Stock Units after the Restricted Stock Units have vested pursuant to Section 3 above.

5. Issuance and Custody of Certificate; Representations of Employee.

(a) Subject to the restrictions in this Section 5, upon vesting of the Restricted Stock Units and following payment of any applicable withholding taxes pursuant to section 8 of this Agreement, the Company shall promptly cause to be issued and delivered to Employee a certificate or certificates evidencing such Vested Shares, free of any restrictive legends and registered in the name of Employee or in the name of Employee's legal representatives, beneficiaries or heirs, as the case may be, and shall cause such certificate or certificates to be delivered to Employee or Employee's legal representatives, beneficiaries or heirs.

(b) The issuance of any Common Stock in accordance with this Award shall only be effective at such time that the sale or issuance of Common Stock pursuant to this Agreement will not violate any state or federal securities or other laws.

(c) At any time after the vesting of the Restricted Stock Units and prior to the issuance of the Vested Shares, if the issuance of the Vested Shares to the Employee is prohibited due to limitations under this Section 5, the Company shall use its reasonable best efforts to remove such limitations, unless such limitations relate solely to Employee's personal situation. If such limitations relate solely to Employee's personal situation, the Company will use its reasonable best efforts to cooperate with the Employee in resolving such limitation.

6. Rights as Shareholder. Prior to the Restricted Stock Units vesting and Employee receiving his shares of Common Stock underlying the Restricted Stock Units pursuant to Section 5 above, Employee shall not have ownership or rights of ownership of any Common Stock underlying the Restricted Stock Units awarded hereunder. However, Employee shall be entitled to receive dividend equivalents on the Restricted Stock Units awarded, whether vested or unvested, when and if dividends are declared by the Board on the Common Stock, in an amount of cash per share equal to and on the same payment dates as dividends paid to other common stockholders of the Company. Dividend equivalents paid before delivery of the Vested Shares will be treated as compensation income for tax purposes and will be subject to income and payroll tax withholding by the Company.

7. Distributions and Adjustments. In accordance with Section 3.3 of the Plan, the Award shall be subject to adjustment in the event that any distribution, recapitalization, reorganization, merger or other event covered by Section 3.3 of the Plan shall occur.

8. Taxes. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock unit award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Employee.

9. Employee's Employment. Nothing in this Agreement shall confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere with the right of the Company or its subsidiaries, as the case may be, to terminate Employee's employment or to increase or decrease Employee's compensation at any time.

10. Notices. All notices, claims, certificates, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a) If to the Company, to it at:   2 Manhattanville Road
                                   Purchase, New York 10577
                                   Attn: Corporate Secretary

(b) If to Employee, to him at such Employee's address as most recently supplied to the Company and set forth in the Company's records; or

(c) to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

         Any such notice or communication shall be deemed to have been received
(i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of facsimile transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

12. Undertaking. Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

13. Plan Provisions Control. The Award is made subject to the terms and provisions of the Plan. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

15. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

16. Entire Agreement. This Agreement (and the other writings incorporated by reference herein, including the Plan) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral negotiations, commitments, representations, and agreements with respect thereto

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.



                                    IntegraMed America, Inc.



                                    By:
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                                    Employee:


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